   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 21, 1998

                                                          REGISTRATION NO. 333-
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                           NEXTEL INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           WASHINGTON                                   91-1671412
 (STATE OR OTHER JURISDICTION OF            (I.R.S. EMPLOYER IDENTIFICATION NO.)
 INCORPORATION OR ORGANIZATION)


                         1191 SECOND AVENUE, SUITE 1600
                            SEATTLE, WASHINGTON 98101
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

                           NEXTEL INTERNATIONAL, INC.
                             1997 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)


                              HENG-PIN KIANG, ESQ.
                       VICE PRESIDENT AND GENERAL COUNSEL
                           NEXTEL INTERNATIONAL, INC.
                         1191 SECOND AVENUE, SUITE 1600
                            SEATTLE, WASHINGTON 98101
                                 (206) 749-8000
 (NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                             ----------------------
                                    COPY TO:

                                  J. SUE MORGAN
                                PERKINS COIE LLP
                          1201 THIRD AVENUE, 40TH FLOOR
                         SEATTLE, WASHINGTON 98101-3099
                             ----------------------

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------

                                 AMOUNT           PROPOSED         PROPOSED
                                 TO BE            MAXIMUM          MAXIMUM               AMOUNT OF
       TITLE OF SECURITIES    REGISTERED      OFFERING PRICE    AGGREGATE OFFERING       REGISTRATION
        TO BE REGISTERED         (1)           PER SHARE(2)        PRICE(2)                  FEE
-------------------------------------------------------------------------------------------------------
COMMON STOCK, NO PAR VALUE
-------------------------------------------------------------------------------------------------------
  NEXTEL INTERNATIONAL, INC.    1,975,000         $8.13            $16,056,750               $4,737
  1997 STOCK OPTION PLAN
-------------------------------------------------------------------------------------------------------

(1) Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the 1997 Stock Option Plan as the result of any future stock split, stock dividend or similar adjustment of the Registrant's outstanding Common Stock.

(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee. The book value per share is estimated to be $8.13 based on stockholders' equity of $296,721,000 divided by 36,500,000 shares, the number of shares of Common Stock outstanding as of the date of the Registrant's most recent Form 10-Q, filed with the Securities and Exchange Commission on August 13, 1998.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

               (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1997, filed on March 30, 1998, which contains audited financial statements for the most recent fiscal year for which such statements have been filed; and

               (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above.

        All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment, which indicate that the securities offered hereby have been sold or which deregister the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 4.  DESCRIPTION OF SECURITIES

        Set forth below is certain information relating to the Common Stock of the Registrant, including brief summaries of certain provisions of its Restated Articles of Incorporation and Restated Bylaws and certain related provisions of the Washington Business Corporation Act.

        General

        The authorized Common Stock of the Registrant consists of 73,000,000 shares, without par value. There are currently 36,502,624 shares of Common Stock outstanding, a majority of which are held of record by Nextel Communications, Inc. ("Nextel") through a wholly owned subsidiary.

        Common Stock

        All of the issued and outstanding shares of Common Stock are fully paid and non-assessable. Each holder of shares of Common Stock is entitled to one vote per share upon such matters and in such manner as may be provided by law. Because of its ownership of a majority of the currently outstanding Common Stock, Nextel can control matters requiring a shareholder vote. There are no cumulative voting rights and there is no classification of the Board of Directors. The holders of Common Stock are entitled to dividends and other distributions as may be declared from time to time by the Board of Directors out of funds legally available therefor, if any.

        Upon the liquidation, dissolution or winding up of the Registrant, the holders of shares of Common Stock would be entitled to a pro rata share of all of the Registrant's assets remaining after payment of liabilities and expenses. The Common Stock has no preemptive rights, conversion rights or other subscription rights for the purchase shares of Common Stock. There are no redemption or sinking fund provisions applicable to the Common Stock.

        Restated Articles of Incorporation and Restated Bylaws

        The rights of the Registrant's shareholders are governed by the Washington Business Corporation Act, the Restated Articles of Incorporation and the Restated Bylaws.

        Shareholder Action by Written Consent; Special Meeting

        The Restated Bylaws permit shareholders to take action by less than unanimous written consent in lieu of an annual or special meeting. In addition, special meetings of shareholders may be called by the Chairman of the Board of

Directors, the president, or the Board of Directors for any purpose. Special meetings may be called by shareholders provided that the holders of at least ten percent of the votes entitled to be cast on any issue have delivered a written demand for a special meeting, describing the purpose for such meeting.

        Anti-Takeover Effects of Washington Law

        Washington law contains certain provisions that may have the effect of delaying or discouraging a takeover of the Registrant. Chapter 23B.19 of the Washington Business Corporation Act prohibits a Washington corporation with a class of securities registered under the Exchange Act, with certain exceptions, from engaging in certain "significant business transactions" with a person or group of persons that beneficially own 10% or more of the Registrant's outstanding voting securities for a period of five years after such an acquisition unless a majority of the Registrant's directors approves, prior to the acquisition date, either the significant business transaction or the purchase of shares made by the acquiring person or group of persons on the acquisition date. The prohibited significant business transactions include, among others, a merger with, disposition of assets to, or issuance or redemption of stock to or from such person or groups of persons, or allowing such person or group of persons to receive any disproportionate benefit as a shareholder. These provisions may have the effect of delaying, deterring or preventing a change in control of the Registrant. After the five-year period, a significant business transaction may take place as long as it complies with certain "fair price" provisions of the Washington Business Corporation Act.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). Section 8 of the Registrant's Restated Bylaws provides for indemnification of the Registrant's directors, officers, employees and agents to the maximum extent permitted by Washington law.

        Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transactions from which the director personally receives a benefit in money, property or services to which the director is not entitled. Article X of the Registrant's Restated Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the Registrant and its shareholders.

        Officers and directors of the Registrant are covered by insurance (with certain exceptions and certain limitations) that indemnifies them against losses and liabilities arising from certain alleged "wrongful acts," including alleged errors or misstatements, or certain other alleged wrongful acts or omissions constituting neglect or breach of duty.

ITEM 8.  EXHIBITS

    Exhibit
    Number                            Description
--------------   ---------------------------------------------------------------
      5.1        Opinion of Perkins Coie LLP regarding legality of the Common
                 Stock being registered

     23.1        Consent of Deloitte & Touche LLP

     23.2        Consent of Perkins Coie LLP (included in opinion filed as
                 Exhibit 5.1)

     24.1        Power of Attorney (see signature page)

     99.1        Nextel International, Inc. 1997 Stock Option Plan





ITEM 9. UNDERTAKINGS

A.      The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 16th day of September, 1998.

                                        NEXTEL INTERNATIONAL, INC.

                                         /s/ DAVID E. ROSTOV
                                        ---------------------------------------
                                        By:  David E. Rostov
                                             Vice President and Chief
                                             Financial Officer

        Each person whose individual signature appears below hereby authorizes David E. Rostov and Heng-Pin Kiang, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all post-effective amendments to this Registration Statement.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 16th day of September, 1998.



                  SIGNATURE                                        TITLE
                  ---------                                        ------


            /s/ DANIEL F. AKERSON                   Chairman of the Board of Directors
---------------------------------------------
              Daniel F. Akerson


           /s/ KEITH D. GRINSTEIN                   President, Chief Executive Officer and Director
---------------------------------------------       (Principal Executive Officer)
             Keith D. Grinstein


             /s/ DAVID E. ROSTOV                    Vice President and Chief Financial Officer
---------------------------------------------       (Principal Financial and Accounting Officer)
               David E. Rostov


           /s/ TIMOTHY M. DONAHUE                   Director
---------------------------------------------
             Timothy M. Donahue


             /s/ C. JAMES JUDSON                    Director
---------------------------------------------
               C. James Judson


             /s/ CRAIG O. MCCAW                     Director
---------------------------------------------
               Craig O. McCaw


           /s/ STEVEN M. SHINDLER                   Director
---------------------------------------------
             Steven M. Shindler


           /s/ DENNIS M. WEIBLING                   Director
---------------------------------------------
             Dennis M. Weibling



                                INDEX TO EXHIBITS


    Exhibit
     Number                                 Description
    --------                                ------------

      5.1        Opinion of Perkins Coie LLP regarding legality of the Common
                 Stock being registered

     23.1        Consent of Deloitte & Touche LLP

     23.2        Consent of Perkins Coie LLP (included in opinion filed as
                 Exhibit 5.1)

     24.1        Power of Attorney (see signature page)

     99.1        Nextel International, Inc. 1997 Stock Option Plan
